Exhibit 9(A)





                      TRANSFER AGENCY AGREEMENT

            THIS AGREEMENT is made as of the _____ day of

  __________, 1989 between MORGAN STANLEY CASH FUND, INC. a

  Maryland corporation (the "Fund"), and PROVIDENT FINANCIAL

  PROCESSING CORPORATION, a Delaware corporation which is an indirect, wholly-owned subsidiary of PNC Financial Corp. (the

  "Transfer Agent").



                            R E C I T A L

            WHEREAS, the Fund is registered as an open-end,

  diversified management investment company under the Investment

  Fund Act of 1940, as amended (the "1940 Act"); and

            WHEREAS, the Fund desires to retain the Transfer Agent

  to serve as the Fund's transfer agent, registrar, and dividend disbursing agent, and the Transfer Agent is willing to furnish such services;

            NOW, THEREFORE, in consideration of the premises and

  mutual covenants herein contained, it is agreed between the parties hereto as follows:

            1.   Appointment.  The Fund hereby appoints the

  Transfer Agent to serve as transfer agent, registrar and dividend disbursing agent for the Fund with respect to shares of Common

  Stock ("Shares") of the Fund's three investment portfolios: M.S.

  Money Market Portfolio, M.S. Tax-Free Money Market Portfolio and

  M.S. Government Obligations Money Market Portfolio (collectively,

  the "Portfolios"), for the period and on the terms set forth in this Agreement. The Fund may from time to time issue separate series or classes or classify and reclassify Shares of such series or class.  The Transfer Agent shall identify to each such series or class property belonging to such series or class and in such reports, confirmations and notices to the Fund called for under this Agreement shall identify the series or class to which such report, confirmation or notice pertains.  The Transfer Agent accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in

  Paragraph 16 of this Agreement.

            2.   Delivery of Documents.  The Fund has furnished the

  Transfer Agent with copies properly certified or authenticated of each of the following:

                 (a)   Resolutions of the Fund's Board of Directors

  authorizing the appointment of the Transfer Agent as transfer agent and registrar and dividend disbursing agent for the Fund and approving this Agreement;

                 (b)   Appendix A identifying and containing the

  signatures of the Fund's officers and other persons authorized to issue Oral Instructions and to sign Written Instructions, as hereinafter defined, on behalf of the Fund and to execute stock certificates representing Shares;

                 (c)  The Fund's Articles of Incorporation filed

  with the Department of Assessments and Taxation of the State of

  Maryland on _____, 1989 and all amendments thereto (such Articles of Incorporation, as presently in effect and as they shall from time to time be amended, are herein called the Charter");

                 (d)   The Fund's By-Laws and all amendments

  thereto (such By-Laws as presently in effect and as they shall from time to time be amended, are herein called the "By-Laws");

                 (e)  Copies of all documents relating to any

  voluntary investor service plans sponsored by the Fund, including periodic investment plans such as Individual Retirement Accounts;

                 (f)  The Investment Advisory Agreement between

  Morgan Stanley Asset Management Inc. (the "Advisor") and the Fund

  dated as of ______, 1989 (the "Advisory Agreement");

                 (g)  The Custodian Agreement between Provident

  National Bank and the Fund dated as of _______ 1989 (the

  "Custodian Agreement");

                 (h)  The Administration and Accounting Services

  Agreement between the Transfer Agent and the Fund dated as of

  _________, 1989 (the "Administration Agreement");

                 (i)  The Distribution Agreement between the Fund

  and Morgan Stanley & Co. Incorporated (the "Distributor") dated as of _________, 1989 (the "Distribution Agreement");

                 (j)  The Fund's Notification of Registration filed

  pursuant to Section 8(a) of the 1940 Act on Form N-8A under the

  1940 Act with the Securities and Exchange Commission ("SEC") on or about __________, 1989;

                 (k)  The Fund's most recent Registration Statement

  on Form N-1A under the Securities Act of 1933, as amended (the

  "1933 Act") (File No.______) and under the 1940 Act as filed with the SEC on ________, 1989 relating to Shares, and all amendments thereto;

                 (l)  The Fund's most recent prospectus or

  prospectuses relating to Shares (such prospectus, or

  prospectuses, as presently in effect and all amendments and supplements thereto are herein called the "Prospectus"); and

                 (m)  Before the Fund engages in any transaction regulated

  by the Commodity Futures Trading Commission ("CFTC"), a copy of either

  (i) a filed notice of eligibility to claim the exclusion from the definition of "commodity pool operator" contained in Section

  2(a)(1)(A) of the Commodity Exchange Act ("CEA") that is provided in Rule 4.5 under the CEA, together with all supplements as are required by the CFTC, or (ii) a letter which has been granted the

  Fund by the CFTC which states that the Fund will not be treated as a "pool" as defined in Section 4.10(d) of the CFTC's General

  Regulations, or (iii) a letter which has been granted the Fund by the CFTC which states that the CFTC will not take any enforcement action if the Fund does not register as a "commodity pool

  operator."

            The Fund will furnish the Transfer Agent from time to

  time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

            3.   Definitions

                 (a)  "Authorized Person".  As used in this

  Agreement, the term "Authorized Person" means any officer of the

  Fund and any other person, whether or not any such person is an officer or employee of the Fund, duly authorized by the Board of

  Directors of the Fund to give Oral and Written Instructions on behalf of the Fund and listed on the Certificate annexed hereto as Appendix A or any amendment thereto as may be received by the

  Transfer Agent from time to time.

                 (b)  "Oral Instructions".  As used in this

  Agreement, the term "Oral Instructions" means oral instructions actually received by the Transfer Agent from an Authorized Person or from a person reasonably believed by the Transfer Agent to be an Authorized Person.  The Fund agrees to deliver to the Transfer

  Agent, at the time and in the manner specified in Paragraph 4(b)

  of this Agreement, Written Instructions confirming Oral

  Instructions.

                 (c)   "Written Instructions".  As used in this

  Agreement, the term "Written Instructions" means written

  instructions delivered by hand, mail, tested telegram, cable,

  telex or facsimile sending device, and received by the Transfer

  Agent and signed by an Authorized Person.

            4.   Instructions Consistent with Charter, etc.

                 (a)   Unless otherwise provided in this Agreement,

  the Transfer Agent shall act only upon Oral or Written

  Instructions.  Although the Transfer Agent may know provisions of the Charter and By-Laws of the Fund, the Transfer Agent may

  assume that any Oral or Written Instructions received hereunder are not in any way inconsistent with any provisions of such

  Charter or By-Laws or any vote, resolution or proceeding of the

  Shareholders, or of the Board of Directors, or of any committee thereof.

                 (b)  The Transfer Agent shall be entitled to rely

  upon any Oral Instructions and any Written Instructions actually received by the Transfer Agent pursuant to this Agreement.  The

  Fund agrees to forward to the Transfer Agent Written Instructions confirming Oral Instructions in such manner that the Written

  Instructions are received by the Transfer Agent by the close of business of the same day that such Oral Instructions are given to the Transfer Agent.  The Fund agrees that the fact that such confirming Written Instructions are not received by the Transfer

  Agent shall in no way affect the validity of the transactions or enforceability of the transactions authorized by the Fund by giving Oral Instructions.  The Fund agrees that the Transfer

  Agent shall incur no liability to the Fund in acting upon Oral

  Instructions given to the Transfer Agent hereunder concerning such transactions, provided such instructions reasonably appear to have been received from an Authorized Person.

            5.   Transactions Not Requiring Instructions.  In the

  absence of contrary Written Instructions, the Transfer Agent is authorized to take the following actions:

                 (a)  Issuance of Shares.  Upon receipt of a

  purchase order from the Distributor for the purchase of Shares and sufficient information to enable the Transfer Agent to establish a Shareholder account, and after confirmations of receipt or crediting of Federal funds for such order from the

  Fund's Custodian, the Transfer Agent shall issue and credit the account of the investor or other record holder with Shares in the manner described in the Prospectus.

                 (b)  Transfer of Shares: Uncertificated

  Securities.  Where a Shareholder does not hold a certificate representing the number of Shares in his account and does provide the Transfer Agent with instructions for the transfer of such

  Shares which include a signature guaranteed by a national bank or registered broker/dealer and such other appropriate documentation to permit a transfer, then the Transfer Agent shall register such

  Shares and shall deliver them pursuant to instructions received from the transferor, pursuant to the rules and regulations of the

  SEC, and the law of the Commonwealth of Massachusetts relating to the transfer of shares of beneficial interest.

                 (c)  Share Certificates.  If at any time the Fund

  issues share certificates, the following provisions will apply:

                      (i)  The Fund will supply the Transfer Agent

            with a sufficient supply of share certificates

            representing Shares, in the form approved from time to

            time by the Board of Directors of the Fund, and, from

            time to time, shall replenish such supply upon request

            of the Transfer Agent.  Such share certificates shall

            be properly signed, manually or by facsimile signature,

            by the duly authorized officers of the Fund, whose

            names and positions shall be set forth on Appendix A, and shall bear the corporate seal or facsimile thereof of the Fund, and notwithstanding the death, resignation

            or removal of any officer of the Fund, such executed

            certificates bearing the manual or facsimile signature

            of such officer shall remain valid and may be issued to

            Shareholders until the Transfer Agent is otherwise

            directed by Written Instructions.

                 (ii)  In the case of the loss or destruction of

            any certificate representing Shares, no new certificate

            shall be issued in lieu thereof, unless there shall

            first have been furnished an appropriate bond of

            indemnity issued by the surety company approved by the

            Transfer Agent.

                 (iii)  Upon receipt of signed share certificates,

            which shall be in proper form for transfer, and upon

            cancellation or destruction thereof, the Transfer Agent

            shall countersign, register and issue new certificates

            for the same number of Shares and shall deliver them

            Pursuant to instructions received from the transferor,

            the rules and regulations of the SEC, and the law of

            the Commonwealth of Massachusetts relating to the

            transfer of shares of beneficial interest.

                 (iv)  Upon receipt of the share certificates,

            which shall be in proper form for transfer, together

            with the Shareholder's instructions to hold such share

            certificates for safekeeping, the Transfer Agent shall reduce such Shares to uncertificated status, while retaining the appropriate registration in the name of

            the Shareholder upon the transfer books.

                 (v)  Upon receipt of written instructions from a

            Shareholder of uncertificated securities for a

            certificate in the number of shares in his account, the

            Transfer Agent will issue such share certificates and

            deliver them to the Shareholder.

                 (d)   Redemption of Shares.  Upon receipt of a

  redemption order from the Distributor, the Transfer Agent shall redeem the number of Shares indicated thereon from the redeeming

  Shareholder's account and receive from the Fund's Custodian and disburse to the redeeming Shareholder the redemption proceeds therefor, or arrange for direct payment of redemption proceeds to such Shareholders by the Fund's Custodian, in accordance with such procedures and controls as are mutually agreed upon from time to time by and among the Fund, the Transfer Agent and the

  Fund's Custodian.

            6.   Authorized Shares.  The Fund's authorized capital

  stock consists of ten billion (10,000,000,000) shares of Common

  Stock.  The Transfer Agent shall record issues of all Shares and shall notify the Fund in case any proposed issue of Shares by the

  Fund shall result in an over-issue as defined by Section B-104(2)

  of Article 8 of the Maryland Uniform Commercial Code.  In case any issue of Shares would result in such an over-issue, the

  Transfer Agent shall refuse to issue said Shares and shall not countersign and issue certificates for such Shares. The Fund agrees to notify the Transfer Agent promptly of any change in the number of Shares registered under the 1933 Act.

            7.   Dividends and Distributions.  The Fund shall

  furnish the Transfer Agent with appropriate evidence of action by the Fund's Board of Directors authorizing the declaration and payment of dividends and distributions as described in the

  Prospectus.  After deducting any amount required to be withheld by any applicable tax laws, rules and regulations or other applicable laws, rules and regulations, the Transfer Agent shall,

  in accordance with the instructions in proper form from a

  Shareholder and the provisions of the Fund's Declaration and

  Prospectus, issue and credit the account of the Shareholder with

  Shares, or, if the Shareholder so elects, pay such dividends or distribution in cash or pay such dividends to the Shareholders in the manner described in the Prospectus.  In lieu of receiving from the Fund's Custodian and paying to Shareholders cash

  dividends or distributions, the Transfer Agent may arrange for the direct payment of cash dividends and distributions to

  Shareholders by the Fund's Custodian, in accordance with such procedures and controls as are mutually agreed upon from time to time by and among the Fund, the Transfer Agent and the Fund's

  Custodian.

            The Transfer Agent shall prepare, file with the

  Internal Revenue Service and other appropriate taxing

  authorities, and address and mail to Shareholders such returns and information relating to dividends and distributions paid by the Fund as are required to be so prepared, filed and mailed by applicable laws, rules and regulations, or such substitute form of notice as may from time to time be permitted or required by the Internal Revenue Service.  On behalf of the Fund, the

  Transfer Agent shall mail certain requests for Shareholders'

  certifications under penalties of perjury and pay on a timely basis to the appropriate Federal authorities any taxes to be withheld on dividends and distributions paid by the Fund, all as required by applicable Federal tax laws and regulations.

            In accordance with the Prospectus and such procedures

  and controls as are mutually agreed upon from time to time by and among the Fund, the Transfer Agent and the Fund's Custodian, the

  Transfer Agent shall (a) arrange for issuance of Shares obtained through (1) transfers of funds from Shareholders' accounts at financial institutions, (2) the Pre-Authorized Check Plan, if any and (3) the Right of Accumulation, if any; (b) arrange for the exchange of Shares for shares of such other funds designated by the Fund from time to time; and (c) arrange for systematic withdrawals from the account of a Shareholder participating in the Systematic Withdrawal Plan, if any.

            8.   Communications with Shareholders.

                 (a)  Communications to Shareholders.  The Transfer

  Agent will address and mail all communications by the Fund to its

  Shareholders. including reports to Shareholders, confirmations of purchases and sales of Fund Shares, monthly statements, dividend and distribution notices and proxy material for its meetings of

  Shareholders.  The Transfer Agent will receive and tabulate the proxy cards for the meetings of the Fund's Shareholders.

                 (b)  Correspondence.  The Transfer Agent will

  answer such correspondence from Shareholders, securities brokers and others relating to its duties hereunder and such other correspondence as may from time to time be mutually agreed upon between the Transfer Agent and the Fund.

            9.  Records.  The Transfer Agent shall maintain records

  of the accounts for each Shareholder showing the following information:

                 (a)  name, address and United States Tax

  Identification or Social Security number;

                 (b)  number and class of Shares held and number

  and class of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

                 (c)  historical information regarding the account

  of each Shareholder, including dividends and distributions paid and the date and price for all transactions on a Shareholder's account;

                 (d)  any stop or restraining order placed against

  a Shareholder's account;

                 (e)  any correspondence relating to the current

  maintenance of a Shareholder's account;

                 (f)  information with respect to withholdings;

  and,

                 (g)  any information required in order for the

  Transfer Agent to perform any calculations contemplated or required by this Agreement.

            The books and records pertaining to the Fund which are

  in the possession of the Transfer Agent shall be the property of the Fund.  Such books and records shall be prepared and

  maintained as required by the 1940 Act and other applicable securities laws and rules and regulations.  The Fund, or the

  Fund's authorized representatives. shall have access to such books and records at all times during the Transfer Agent's normal business hours.  Upon the reasonable request of the Fund, copies of any such books and records shall be provided by the Transfer

  Agent to the Fund or the Fund's authorized representative at the

  Fund's expense.

            10.  Ongoing Functions.  The Transfer Agent will

  perform the following functions on an ongoing basis:

                 (a)  furnish state-by-state registration reports

  to the Fund;

                 (b)  calculate Account Executive load or

  compensation payment and provide such information to the Fund,

  if any;

                 (c)  calculate dealer commissions for the Fund,

  if any;

                 (d)  provide toll-free lines for direct

  Shareholder use, plus customer liaison staff with on-line

  inquiry capacity;

                 (e)  mail duplicate confirmations to dealers of

  their clients' activity, whether executed through the dealer or directly with the Transfer Agent, if any;

                 (f)  provide detail for underwriter or broker

  confirmations and other participating dealer Shareholder

  accounting, in accordance with such procedures as may be agreed upon between the Fund and the Transfer Agent, if any;

                 (g)  provide Shareholder lists and statistical

  information concerning accounts to the Fund; and

                 (h)  provide timely notification of Fund activity

  and such other information as may be agreed upon from time to time between the Transfer Agent and the Custodian, to the Fund or the Custodian.

            11.  Cooperation with Accountants.  The Transfer Agent

  shall cooperate with the Fund's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the

  expression of their opinion as such may be required by the Fund from time to time.

            12.  Confidentiality.  The Transfer Agent agrees on

  behalf of itself and its employees to treat confidentially all records and other information relative to the Fund and its prior,

  present or potential Shareholders, except, after prior

  notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Transfer Agent may be exposed to civil or criminal contempt proceedings for failure to comply, when

  requested to divulge such information by duly constituted

  authorities, or when so requested by the Fund.

            13.  Equipment Failures.  In the event of equipment

  failures beyond the Transfer Agent's control, the Transfer Agent shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions but shall have no

  liability with respect thereto.  The foregoing obligation shall not extend to computer terminals located outside of premises maintained by the Transfer Agent.  The Transfer Agent shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

            14.  Right to Receive Advice.

                 (a)   Advice of Fund.  If the Transfer Agent shall

  be in doubt as to any action to be taken or omitted by it, it may request, and shall receive, from the Fund directions or advice,

  including Oral or Written Instructions where appropriate.

                 (b)   Advice of Counsel.  If the Transfer Agent

  shall be in doubt as to any question of law involved in any action to be taken or omitted by the Transfer Agent, it may request advice at its own cost from counsel of its own choosing

  (who may be counsel for the Advisor, the Fund or the Transfer

  Agent at the option of the Transfer Agent).

                 (c)   Conflicting Advice.  In case of conflict

  between directions, advice or Oral or Written Instructions received by the Transfer Agent pursuant to subparagraph (a) of this Paragraph and advice received by the Transfer Agent pursuant to subparagraph (b) of this Paragraph, the Transfer Agent shall be entitled to rely on and follow the advice received pursuant to the latter provision alone.

                 (d)   Protection of the Transfer Agent.  The

  Transfer Agent shall be protected in any action or inaction which it takes in reliance on any directions, advice or Oral or Written

  Instructions received pursuant to subparagraphs (a) or (b) of this Paragraph which the Transfer Agent, after receipt of any such directions, advice or Oral or Written Instructions, in good faith believes to be consistent with such directions, advice or

  Oral or Written Instructions, as the case may be.  However,

  nothing in this Paragraph shall be construed as imposing upon the

  Transfer Agent any obligation (i) to seek such directions, advice or Oral or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral or Written Instructions when received, unless, under the terms of another provision of this

  Agreement, the same is a condition to the Transfer Agent's properly taking or omitting to take such action.  Nothing in this subparagraph shall excuse the Transfer Agent when an action or omission on the part of the Transfer Agent constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by the Transfer Agent of its duties and obligations under this

  Agreement.

            15.  Compliance with Governmental Rules and

  Regulations.  The Transfer Agent undertakes to comply, with all applicable requirements of the 1933 Act, the 1934 Act, the 1940

  Act, the CEA, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by the Transfer Agent hereunder.

            16.  Compensation.  As compensation for the services

  rendered by the Transfer Agent during the term of this Agreement,

  the Fund will pay to the Transfer Agent monthly fees that shall be agreed to from time to time by the Fund and the Transfer

  Agent, for each account open at any time during the month for which payment is being made, plus certain of the Transfer Agent's expenses relating to such services, as shall be agreed to from time to time by the Fund and the Transfer Agent.

            17.  Indemnification.  The Fund agrees to indemnify and

  hold harmless the Transfer Agent and its nominees and sub-

  contractors from all taxes, charges, expenses, assessments,

  claims and liabilities (including, without limitation,

  liabilities arising under the 1933 Act, the 1934 Act, the 1940

  Act, the CEA, and any state and foreign securities and blue sky laws, all as or to be amended from time to time) and expenses,

  including attorneys' fees and disbursements (as long as such attorney has been retained with the consent of the Fund, which consent shall not be unreasonably withheld), arising directly or indirectly from any action or thing which the Transfer Agent takes or does or omits to take or do (i) at the request or on the direction of or in reliance on the advice of the Fund or (ii)

  upon Oral or Written Instructions, provided, that neither the

  Transfer Agent nor any of its nominees or subcontractors shall be indemnified against any liability to the Fund or to its

  Shareholders (or any expenses incident to such liability) arising out of the Transfer Agent's or such nominee's or such sub-

  contractor's own willful misfeasance, bad faith or negligence or reckless disregard of its duties in connection with the

  performance of its duties and obligations specifically described in this Agreement.  In order that the indemnification provision contained in this Paragraph 17 shall apply, it is understood that if in any case the Fund may be asked to indemnify or save the

  Transfer Agent harmless, the Fund shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Transfer Agent will use all reasonable care to identify and notify the Fund promptly concerning any situation which presents or appears likely to present the probability of such a claim for

  indemnification against the Fund.  The Fund shall have the option to defend the Transfer Agent against any claim which may, be the subject of this indemnification and, in the event that the Fund so elects, it will so notify the Transfer Agent and thereupon the

  Fund shall take over complete defense for the claim, and the

  Transfer Agent shall in such situation incur no further legal or other expenses for which it shall seek indemnification under this

  Paragraph 17.  The Transfer Agent shall in no case confess any claim or make any compromise or settlement in any case in which the Fund will be asked to indemnify the Transfer Agent, except with the Fund's prior written consent.

            18.  Responsibility of the Transfer Agent.   The

  Transfer Agent shall be under no duty to take any action on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by the Transfer Agent in writing.

  In the performance of its duties hereunder, the Transfer Agent shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits to insure the accuracy and completeness of all services performed under this Agreement.  The Transfer Agent shall be responsible for and shall hold the Fund harmless from all loss, cost, damage and expense, including reasonable attorney fees (as long as such attorney has been retained with the consent of the Transfer

  Agent, which consent shall not be unreasonably withheld),

  incurred by it resulting from any claim, demand, action or suit arising out of the Transfer Agent's own negligent failure to perform its duties under this Agreement.  In order that the indemnification provision contained in this Paragraph 18 shall apply, it is understood that if in any case the Transfer Agent may be asked to indemnify or save the Fund harmless, the Transfer

  Agent shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Fund will use all reasonable care to indemnify and notify the Transfer Agent promptly concerning any situation which presents or appears likely to present the

  probability of such a claim for indemnification against the

  Transfer Agent.  The Transfer Agent shall have the option to defend the Fund against any claim which may be subject to this indemnification and, in the event that the Transfer Agent so elects, it will so notify the Fund and thereupon the Transfer

  Agent shall take over complete defense for the claim, and the

  Fund shall in such situation incur no further legal or other expenses for which it shall seek indemnification under this

  Paragraph 18.  The Fund shall in no case confess any claim or make any compromise or settlement in any case in which the

  Transfer Agent will be asked to indemnify the Fund except with the Transfer Agent's prior written consent.

            To the extent that duties, obligations and

  responsibilities are not expressly set forth in this Agreement,

  however, the Transfer Agent shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith or gross negligence on the part of the Transfer Agent or reckless disregard of such duties, obligations and responsibilities.

            Without limiting the generality of the foregoing or of

  any other provision of this Agreement, the Transfer Agent in connection with its duties under this Agreement shall not be liable for or in respect of (a) the validity or invalidity or authority or lack thereof of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, if any, and which the Transfer

  Agent reasonably believes to be genuine, or (b) delays or errors or loss of data occurring by reason of circumstances beyond the

  Transfer Agent's control, including acts of civil or military authority, national emergencies, labor difficulties, fire,

  mechanical breakdown (except as provided in Paragraph 13), flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

  Notwithstanding the foregoing, the Transfer Agent shall use its best efforts to mitigate the effects of the events set forth in clause (b) above, although such efforts shall not impute any liability thereto.  The Transfer Agent expressly disclaims all responsibility for consequential damages, including but not limited to any that may result from performance or non-

  performance of any duty or obligation whether express or implied in this Agreement, and also expressly disclaim any express or implied warranty of products or services provided in connection with this Agreement.

            19.  Duration and Termination.  This Agreement shall

  continue until termination by the Fund or by the Transfer Agent on sixty (60) days written notice.

            20.  Registration as a Transfer Agent.  The Transfer

  Agent represents that it is currently registered with the

  appropriate Federal agency for the registration of transfer agents, and that it will remain so registered for the duration of this Agreement. The Transfer Agent agrees that it will promptly notify the Fund in the event of any material change in its status as a registered transfer agent.  Should the Transfer Agent fail to be registered with the appropriate federal agency as a

  transfer agent at any time during this Agreement, the Fund may,

  on written notice to the Transfer Agent, immediately terminate this Agreement.

            21.  Notices.  All notices and other communications,

  including Written Instructions (collectively referred to as

  "Notice" or "Notices" in this Paragraph), hereunder shall be in writing or by confirming telegram, cable, telex or facsimile sending device.  Notices shall be addressed (a) if to the

  Transfer Agent at Provident Financial Processing Corporation,

  P.O. Box 8950, Wilmington, Delaware 19899; (b) if to the Fund, at

  the address of the Fund; or (c) if to neither of the foregoing,

  at such other address as shall have been notified to the sender of any such Notice or other communication.  If the location of the sender of a Notice and the address of the addressee thereof are, at the time of sending, more than 100 miles apart, the

  Notice may be sent by first-class mail, in which case it shall be deemed to have been given five days after it is sent, or if sent by confirming telegram, cable, telex or facsimile sending device,

  it shall be deemed to have been given immediately, and, if the location of the sender of a Notice and the address of the

  addressee thereof are, at the time of sending, not more than 100 miles apart, the Notice may be sent by first-class mail, in which case it shall be deemed to have been given three days after it is sent, or if sent by messenger, it shall be deemed to have been given on the day it is delivered, or if sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately.  All postage, cable,

  telegram, telex and facsimile sending device charges arising from the sending of a Notice hereunder shall be paid by the sender.

            22.  Further Actions.  Each party agrees to perform

  such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

            23.  Amendments.  This Agreement or any part hereof may

  be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

            24.  Delegation of Duties.  On thirty (30) days prior

  written notice to the Fund, the Transfer Agent may assign its rights and delegate its duties hereunder to any wholly-owned direct or indirect subsidiary of Provident National Bank or PNC

  Financial Corp, provided that (i) the delegate agrees with the

  Transfer Agent to comply with all relevant provisions of the 1940

  Act; and (ii) the Transfer Agent and such delegate shall promptly provide such information as the Fund may request, and respond to such question as the Fund may ask, relative to the delegation,

  including (without limitation) the capabilities of the delegate.

            25.  Counterparts.  This Agreement may be executed in

  two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            26.  Miscellaneous.  This Agreement embodies the entire

  agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties hereto may embody in one or more separate documents their agreement, if any,

  with respect to Oral Instructions.  The captions in this

  Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or

  otherwise affect their construction or effect.  This Agreement shall be deemed to be a contract made in Delaware and governed by

  Delaware law.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise,

  the remainder of this Agreement shall not be affected thereby.

  This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

            IN WITNESS WHEREOF, the parties hereto have caused this

  Agreement to be executed by their officers designated below on the day and year first above written.

  {SEAL}                             MORGAN STANLEY CASH FUND, INC.


  Attest:  _____________________     By:


  {SEAL}                             PROVIDENT FINANCIAL
                                     PROCESSING CORPORATION


  Attest: ______________________     By: